UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported)             March 14, 2007

j2 Global Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25965 (Commission File Number)	51-0371142 (IRS Employer Identification No.)

6922 Hollywood Blvd.
Suite 500
Los Angeles, California  90028
(Address of principal executive offices)

(323) 860-9200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01.    CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On March 14, 2007, the Audit Committee of j2 Global Communications, Inc. (“j2 Global”) recommended, approved and directed the dismissal of Deloitte & Touche LLP (“Deloitte”) as j2 Global’s independent accountants. Also on March 14, 2007, the Audit Committee recommended, approved and directed the selection of Singer Lewak Greenbaum & Goldstein LLP (“Singer”) as j2 Global’s new independent accountants. Singer’s services will commence with the review of j2 Global’s financial statements for the first fiscal quarter ending March 31, 2007.

The audit reports of Deloitte on j2 Global’s consolidated financial statements for the fiscal years ended December 31, 2006 and 2005, and on management’s assessment of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006 and 2005, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except for the following:

•
Deloitte expressed an adverse opinion on the effectiveness of j2 Global’s internal control over financial reporting as of December 31, 2005 because of a material weakness relating to the assessment of the income tax impact of the pricing for services purchased by j2 Global from a subsidiary.

•
Deloitte’s report on the consolidated financial statements contained explanatory paragraphs regarding j2 Global’s adoption of Statement of Financial Accounting Standards No. 123(R) on January 1, 2006 and the restatement of the 2005 consolidated financial statements.

During the two most recent fiscal years, and through the subsequent interim period preceding the dismissal of Deloitte, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. During the two most recent fiscal years, and through the subsequent interim period preceding the dismissal of Deloitte, there were no reportable events described under Item 304(a)(1)(v) of Regulation S-K, except for the adverse opinion on the effectiveness of j2 Global’s internal control over financial reporting described above.

During the two most recent fiscal years, and the subsequent interim period prior to the engagement of Singer, neither j2 Global, nor anyone on its behalf, consulted Singer regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on j2 Global’s financial statements, where either a written report was provided to j2 Global or oral advice was provided, that Singer concluded was an important factor considered by j2 Global in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

On March 14, 2007, j2 Global provided Deloitte with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K, and has requested that Deloitte furnish it with a letter addressed to the Securities and Exchange Commission (“SEC”), pursuant to Item 304(a)(3) of Regulation S-K, stating whether it agrees with the statements made by j2 Global in this report. A copy of Deloitte’s letter to the SEC dated March 19, 2007 is attached as Exhibit 16 to this report.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

The following exhibit is filed as part of this report:

Exhibit Number	Description
16	Letter of Deloitte & Touche LLP Dated March 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

j2 Global Communications, Inc. (Registrant)

Date: March 20, 2007	By:	/s/ R. Scott Turicchi
R. Scott Turicchi Co-President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
16	Letter of Deloitte and Touche LLP Dated March 19, 2007.